SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

April 18, 2012

Date of Report (Date of Earliest Event Reported)

PMX Communities, Inc.

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(Exact name of registrant as specified in its charter)

Nevada	333-161699	80-0433114
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 NW Corporate Blvd, Suite 220
Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

(561) 210-5349

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On April 18, 2012, Michael C. Hiler resigned from the company for personal reasons.  Mr. Hiler has resigned from each and every office and directorship held in the company as of the effective date of April 18, 2012.  The officers of the company are authorized and shall take whatever steps are necessary to effectuate the resignation.

As of April 19, 2012, Lindsey Perry has been appointed to the company’s board of directors to serve until the next annual meeting of the shareholders.  Mr. Perry has also been appointed to the offices of chief executive officer and chief financial officer of the company.  No compensation or employments details have been decided yet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PMX Communities , Inc.

By:      /s/ Lindsey Perry

Lindsey Perry

Chief Executive Officer

Chief Financial Officer

Dated:  May 3, 2012